UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 11, 2016

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 11, 2016, BB&T Corporation, a North Carolina corporation (the “Company”), closed the sale of 1,600,000 depositary shares (the “Depositary Shares”), with each Depositary Share representing ownership of 1/1,000th of a share of the Company’s Series H Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share and a liquidation preference of $25,000 per share, which were registered pursuant to a registration statement on Form S-3 (SEC File No. 333-197375) which was automatically effective on July 11, 2014 (the “Registration Statement”). The Depositary Shares were sold pursuant to a partial exercise of an option to purchase additional depositary shares by the underwriters under the Underwriting Agreement, dated March 2, 2016, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters identified in Schedule II thereto. The validity opinion with respect to the Depositary Shares and the Preferred Stock is being filed with this report on Form 8-K and shall be incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

5.1	Validity opinion of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of the Company.

23.1	Consent of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of the Company (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION (Registrant)

By:	/s/ Hal S. Johnson
Name:	Hal S. Johnson
Title:	Executive Vice President and Treasurer

Date: March 11, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Validity opinion of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of the Company.

23.1	Consent of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of the Company (included as part of Exhibit 5.1).